Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results with Record Revenue and Adjusted EBITDA(1) from Imaging Center Operations and Revises Upwards 2022 Financial Guidance Ranges

•	Revenue increased 8.4% to $341.8 million in the first quarter of 2022 from $315.3 million in the first quarter of 2021; Excluding Revenue from our Artificial Intelligence (“AI”) reporting segment, Revenue from the Imaging Center segment in the first quarter of 2022 was $341.2 million, an increase of 8.2% from last year’s first quarter
•	Excluding losses from our AI reporting segment and Provider Relieve Funding received in last year’s first quarter, Adjusted EBITDA(1) from Imaging Centers was $41.7 million in the first quarter of 2022 as compared with $40.1 million in the first quarter of 2021, an increase of 4.1%; Adjusted EBITDA(1), unadjusted for losses from our AI reporting segment and Provider Relief Funding, was $38.1 million in the first quarter of 2022 as compared with $45.5 million in the first quarter of 2021
•	Per share Diluted Net Income for the first quarter of 2022 was $0.05, compared with a per share Diluted Net Income of $0.18 for the first quarter of 2021; After adjusting for certain unusual or one-time items impacting the quarter and AI losses, Adjusted Loss(3) was $8.3 million and diluted Adjusted Loss Per Share(3) was $(0.15) for the first quarter of 2022
•	Aggregate procedural volumes increased 8.8%; Same-center procedural volumes increased 6.6% compared with the first quarter of 2021
•	During the first quarter, we completed the acquisitions of Quantib B.V. and Aidence Holding B.V., two Netherlands-based AI companies focused on prostate and lung cancer screening, respectively
•	RadNet revises full-year 2022 guidance levels to increase Revenue and Adjusted EBITDA(1) ranges

LOS ANGELES, California, May 9, 2022 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 351 owned and operated outpatient imaging centers, today reported financial results for its first quarter of 2022.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “Despite being impacted in January by the Omicron variant of COVID-19, we produced the highest first quarter Revenue and Adjusted EBITDA(1) from our imaging center operations in our Company’s history. Revenue increased 8.2% and Adjusted EBITDA(1) increased 4.1% from last year’s first quarter, after excluding the AI reporting segment and adjusting for CARES Act Provider Relief Funds received in last year’s first quarter.”

“Given the positive trends we are experiencing in our business and the strong financial performance of the first quarter, we have elected to revise certain guidance levels upwards in anticipation of financial results that we project to exceed our original expectations. We have increased 2022 guidance ranges for Revenue and Adjusted EBITDA(1),” added Dr. Berger.

Dr. Berger continued, “In mid-January, we completed the acquisitions of two AI companies, Aidence Holding B.V. and Quantib B.V. The combination of these two companies with RadNet’s existing DeepHealth, Inc. mammography AI operations formed our new Artificial Intelligence reporting segment. The two acquisitions, along with DeepHealth, provide RadNet with the developing technology underpinning future offerings for widespread cancer screening programs for the three most prevalent cancers (breast, lung and prostate). We currently have three AI submissions pending approval with the FDA for advanced breast, lung and prostate diagnostic algorithms. Their ultimate approval, if obtained, should enable us to offer large-scale, cost-effective population health programs designed to positively impact the management of three of the most prevalent cancers. Though we project losses for the next 24 months from the investments we are making in these new technologies, we continue to be more convinced than ever that AI will have a significant impact on the growth and cost structure of our business in the coming years.”

1

Financial Results

For the first quarter of 2022, RadNet reported Revenue from its Imaging Center reporting segment of $341.2 million and Adjusted EBITDA(1) Excluding Losses from AI reporting segment of $41.7 million. Revenue increased $25.8 million (or 8.2%) and Adjusted EBITDA(1) Excluding Losses from the AI reporting segment and Provider Relief Funding increased $1.7 million (or 4.1%). Including our AI reporting segment Revenue of $599,000, Revenue was $341.8 million in the first quarter of 2022, an increase of 8.4% from $315.3 million in last year’s first quarter. Unadjusted for AI reporting segment Adjusted EBITDA(1) losses of $3.6 million in the first quarter of 2022 and $811,000 in the first quarter of 2021 and $6.2 million of Provider Relief Funding received in the first quarter of 2021, Adjusted EBITDA(1) for the first quarter of 2022 was $38.1 million as compared with $45.5 million in the first quarter of 2021.

Net Income for the first quarter of 2022 was $3.0 million as compared with $9.5 million for the first quarter of 2021. Diluted Net Income Per Share for the first quarter was $0.05, compared with a Diluted Net Income per share of $0.18 in the first quarter of 2021, based upon a weighted average number of diluted shares outstanding of 56.4 million shares in 2022 and 52.8 million shares in 2021.

There were a number of unusual or one-time items impacting the first quarter including: $20.8 million of non-cash gain from interest rate swaps; $2.2 million expense for legal settlements, $938,000 expense related to leases for our de novo facilities under construction that have yet to open their operations and $4.3 million of expenses related to our AI division. Adjusting for the above items, Adjusted Loss(3) from the Imaging Center reporting segment was $8.3 million and diluted Adjusted Loss Per Share(3) was $(0.15) during the first quarter of 2022.

Also affecting Net Income in the first quarter of 2022 were certain non-cash expenses and unusual items including: $11.1 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $201,000 of severance paid in connection with headcount reductions related to cost savings initiatives; and $648,000 of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the first quarter of 2022, as compared with the prior year’s first quarter, MRI volume increased 12.7%, CT volume increased 10.1% and PET/CT volume increased 6.7%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 8.8% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2022 and 2021, MRI volume increased 9.8%, CT volume increased 7.3% and PET/CT volume increased 5.7%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 6.6% over the prior year’s same quarter.

2022 Revised Guidance

RadNet amends its previously announced guidance levels as follows:

	Original Guidance Range	Revised Guidance Range
Revenue – Imaging Ctr Operations	$1,350 million - $1,400 million	$1,360 million - $1,410 million
Adjusted EBITDA(1) Excluding Losses from Artificial Intelligence Segment	$205 million - $215 million	$208 million - $218 million
Capital Expenditures(a)	$85 million - $90 million	$88 million - $93 million
Cash Paid for Interest(c)	$27 million - $32 million	Unchanged
Free Cash Flow (b)(2)	$80 million - $90 million	Unchanged

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.
(c)	Excludes payments to counterparties on interest rate swaps.

Dr. Berger highlighted, “We have increased our guidance ranges for Revenue and Adjusted EBITDA(1) to reflect the first quarter’s strong financial results as compared with our original budget. Though we remain vigilant about the economic environment, supply chain disruptions, inflation and the possibility of further variants of COVID-19, we have opportunities to expand our operations in all of our markets both organically and through new acquisitions and joint ventures.”

2

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2022 results on Monday, May 9th, 2022 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, May 9, 2022

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-204-4368

International Dial-In Number: 929-477-0402

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1546413&tp_key=0e752f7a92 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 6927836.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 351 owned and/or operated outpatient imaging centers. RadNet's markets include Arizona, California, Delaware, Florida, Maryland, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 9,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the ongoing impact of the COVID-19 pandemic on our business, suppliers, payors, customers, referral sources, partners, patients and employees, including (i) government’s unprecedented action regarding existing and potential restrictions and/or obligations related to citizen and business activity to contain the virus; (ii) the consequences of an economic downturn resulting from the impacts of COVID-19 and the possibility of a global economic recession; (iii) the impact of the volume of canceled or rescheduled procedures, whether as a result of government action or patient choice; (iv) measures we are taking to respond to the COVID-19 pandemic, including changes to business practices; (v) the impact of government and administrative regulation, guidance and appropriations; (vi) changes in our revenues due to declining patient procedure volumes, changes in payor mix; (vii) potential increased expenses or workforce disruptions related to our employees that could lead to unavailability of key personnel; (viii) workforce disruptions related to our key partners, suppliers, vendors and others we do business with; (ix) the impact of return to work orders in certain states in which we operate; and (x) increased credit and collectability risks;
•	the availability and terms of capital to fund our business;

3

•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

4

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$70,713	$134,606
Accounts receivable	159,725	135,062
Due from affiliates	5,783	5,384
Prepaid expenses and other current assets	52,475	49,212
Total current assets	288,696	324,264
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	488,958	484,247
Operating lease right-of-use assets	595,792	584,291
Total property, equipment and right-of-use assets	1,084,750	1,068,538
OTHER ASSETS
Goodwill	570,188	513,820
Other intangible assets	99,339	56,603
Deferred financing costs	2,009	2,135
Investment in joint ventures	44,746	42,229
Deferred tax assets	12,800	14,853
Deposits and other	38,993	36,032
Total assets	$2,141,521	$2,058,474
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$276,313	263,937
Due to affiliates	21,985	23,530
Deferred revenue	6,930	10,701
Current operating lease liability	64,906	65,452
Current portion of notes payable	11,164	11,164
Total current liabilities	381,298	374,784
LONG-TERM LIABILITIES
Long-term operating lease liability	590,665	577,675
Notes payable, net of current portion	740,707	743,498
Other non-current liabilities	7,401	16,360
Total liabilities	1,720,071	1,712,317
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 56,197,826 and 53,548,227 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	5	5
Additional paid-in-capital	409,863	342,592
Accumulated other comprehensive loss	(20,761)	(20,421)
Accumulated deficit	(90,260)	(93,272)
Total RadNet, Inc.'s stockholders' equity	298,847	228,904
Noncontrolling interests	122,603	117,253
Total equity	421,450	346,157
Total liabilities and equity	$2,141,521	$2,058,474

5

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended March 31,
	2022	2021
REVENUE
Service fee revenue	$303,276	$279,577
Revenue under capitation arrangements	38,491	35,742
Total service revenue	341,767	315,319
Provider relief funding	–	6,248
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	315,039	282,280
Depreciation and amortization	27,118	22,656
Loss (gain) on sale and disposal of equipment and other	1,128	(1,307)
Severance costs	201	285
Total operating expenses	343,486	303,914
(LOSS) INCOMEFROM OPERATIONS	(1,719)	17,653

OTHER INCOME AND EXPENSES
Interest expense	11,593	12,826
Equity in earnings of joint ventures	(2,517)	(2,285)
Non-cash change in fair value of interest rate hedge	(20,819)	(11,245)
Other expenses	165	206
Total other income	(11,578)	(498)
INCOME BEFORE INCOME TAXES	9,859	18,151
Provision for income taxes	(1,496)	(4,376)
NET INCOME	8,363	13,775
Net income attributable to noncontrolling interests	5,350	4,317
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$3,013	$9,458

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.05	$0.18

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.05	$0.18
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	55,303,007	51,951,506
Diluted	56,362,193	52,828,941

6

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,363	$13,775
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,118	22,656
Amortization of operating lease assets	16,802	17,863
Equity in earnings of joint ventures	(2,517)	(2,285)
Amortization deferred financing costs and loan discount	648	1,147
Loss (Gain) non sale and disposal of equipment	1,128	(1,307)
Amortization of cash flow hedge	923	925
Non-cash change in fair value of interest rate hedge	(20,819)	(11,245)
Stock-based compensation	11,102	8,248
Change in fair value of contingent consideration	(501)	200
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(23,904)	(17,493)
Other current assets	(4,065)	(4,308)
Other assets	(1,417)	(3,507)
Deferred taxes	1,387	3,133
Operating leases	(15,859)	(18,291)
Deferred revenue	(4,519)	1,416
Accounts payable, accrued expenses and other	7,031	17,157
Net cash provided by operating activities	901	28,084
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(25,123)	(57,075)
Purchase of property and equipment	(36,558)	(30,424)
Proceeds from sale of equipment	117	151
Net cash used in investing activities	(61,564)	(87,348)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	–	(827)
Payments on Term Loan Debt	(3,313)	(10,824)
Proceeds from revolving credit facility	–	87,100
Payments on revolving credit facility	–	(87,100)
Net cash used in financing activities	(3,313)	(11,651)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	83	(12)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(63,893)	(70,927)
CASH AND CASH EQUIVALENTS, beginning of period	134,606	102,018
CASH AND CASH EQUIVALENTS, end of period	$70,713	$31,091

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$7,448	$8,267
Cash paid during the period for income taxes	$34	$24

7

RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended March 31
	2022	2021

Net Income Attributable to RadNet, Inc. Common Shareholders	$3,013	$9,458
Plus Income Taxes	1,496	4,376
Plus Interest Expense	11,593	12,826
Plus Severance Costs	201	285
Plus Depreciation and Amortization	27,118	22,656
Plus Non Cash Employee Stock Compensation	11,102	8,248
Plus Loss (Gain) on Sale of Equipment	1,128	(1,307)
Plus Non-cash Change in Fair Value of Interest Rate Hedge	(20,819)	(11,245)
Plus Other Expenses	165	206
Plus Legal Settlement	2,197	–
Non Operational Rent Expenses	938	–
Adjusted EBITDA(1) Including Losses from AI Segment and Benefit from Provider Relief Funding	$38,132	$45,503

Less Provider Relief Funding	–	(6,248)

Adjusted EBITDA(1) Including Losses from AI Segment and Excluding Benefit from Provider Relief Funding	$38,132	$39,255

Plus Losses from AI Segment	3,585	811

Adjusted EBITDA(1) Excluding Benefit from Provider Relief Funding and Losses AI Segment	$41,717	$40,066

8

PAYOR CLASS BREAKDOWN

First Quarter
2022

Commercial Insurance	57.2%
Medicare	20.8%
Capitation	11.3%
Medicaid	2.7%
Workers Compensation/Personal Injury	3.6%
Other	4.4%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	First Quarter	Full Year	Full Year	Full Year
	2022	2021	2020	2019

MRI	36.4%	36.0%	35.4%	35.8%
CT	17.7%	17.2%	17.6%	16.9%
PET/CT	5.7%	5.5%	6.0%	5.6%
X-ray	6.8%	6.9%	7.3%	8.1%
Ultrasound	12.3%	12.7%	12.3%	12.4%
Mammography	15.7%	16.1%	15.7%	15.2%
Nuclear Medicine	0.9%	1.0%	1.0%	1.0%
Other	4.4%	4.6%	4.7%	4.9%
	100.0%	100.0%	100.0%	100.0%

9

RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended March 31,
	2022	2021

NET INCOME ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$3,013	$9,458

Subtract provider relief funding	–	(6,248)
Subtract non-cash change in fair value of interest rate hedges (i)	(20,819)	(11,245)
Add COVID-19-related retention bonuses	–	6,839
Legal Settlement	2,197	–
Non-operational rent expenses (iii)	938
AI Segment Losses (iv)	4,301	1,554
Total adjustments - loss (gain)	(13,383)	(9,100)
Subtract tax impact of Adjustments (ii)	2,108	2,185
Tax effected impact of adjustments	(11,275)	(6,915)

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE
TO RADNET, INC. COMMON SHAREHOLDERS	(11,275)	(6,915)

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC.	(8,262)	2,543
COMMON STOCKHOLDERS

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	56,362,193	52,828,941

ADJUSTED DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.15)	$0.05

(i)	Impact from the change in fair value of the hedges during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(ii)	Tax effected using 15.8% and 24.0% blended federal and state effective tax rate for the first quarter of 2022 and 2021, respectively.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(iv)	Representents losses before income taxes from Artificial Intelligence reporting segment.

10

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

11